Exhibit 4.2

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 22, 2001, by and among McCormick & Schmick Holdings, LLC, a Delaware limited liability company (together with its successors, the “LLC”), Bruckmann, Rosser, Sherrill & Co. II, L.P., a Delaware limited partnership (“BRS”), Castle Harlan Partners III, L.P., a Delaware limited partnership (“Castle Harlan”), Julie Frist (“Frist”), Marilena Tibrea (“Tibrea”), David B. Pittaway (“Pittaway”), Mellon Bank, N.A., as trustee for the Bell Atlantic Master Trust (“Bell Atlantic”), BancBoston Capital, Inc., a Massachusetts corporation (“BancBoston”), IBJ Whitehall Capital Corporation, a Delaware corporation (“IBJ”), Richard F. Burke, Jr. (“Burke”), Robert A. Engel (“Engel”), Mary Price Gay (“Gay”), Elliott H. Jones (“Jones”), Phillip Krall (“Krall”), H. Conrad Meyer (“Meyer”), Charles G. Phillips (“Phillips”), Phillips Family Foundation (“Phillips Foundation”), Craig J. Pisani (“Pisani”), James R. Raith, Jr. (“Raith”), Tom Steiglehner (“Steiglehner”, together with BancBoston, IBJ, Burke, Engel, Gay, Jones, Krall, Meyer, Phillips, Phillips Foundation, Pisani and Raith, the “Investors”, together with BRS, Castle Harlan, Frist, Tibrea, Pittaway and Bell Atlantic, the “Initial Parties”), and each executive or other employee of the LLC or any of its Subsidiaries who becomes a member of the LLC pursuant to the terms and conditions of the LLC Agreement after the date hereof and executes a joinder in the form attached hereto as Exhibit A (individually, an “Executive”, and collectively, the “Executives”, together with the Initial Parties, the “Members”, and each individually, a “Member”, as set forth on Schedule I attached hereto (which Schedule I shall be amended from time to time by the LLC to reflect the addition of any Members to this Agreement)).  Capitalized terms used herein but not otherwise defined have the meaning set forth in Section 1 below.

WHEREAS, the Initial Parties (other than Bell Atlantic) have acquired a number of the LLC’s Class A-I Units pursuant to that certain Subscription Agreement, dated as of the date hereof, by and among the LLC and such parties (as in effect from time to time, the “Subscription Agreement”);

WHEREAS, Bell Atlantic has acquired that certain Class A-2 Common Units Purchase Warrant (the “Warrant”) pursuant to that certain Stock and Warrant Purchase Agreement, dated as of the date hereof, by and among Bell Atlantic, McCormick & Schmick Acquisition Corp. II and the LLC (as in effect from time to time, the “Stock Purchase Agreement”), which represent the right to purchase a number of the LLC’s Class A-2 Units;

WHEREAS, it is contemplated that certain Executives will (i) be issued a number of Class B Units and Class C Units by the LLC pursuant to certain Executive Subscription Agreements as soon as practicable after the date hereof and (ii) in connection with such issuance, will become parties to this Agreement as Executives; and

WHEREAS, the LLC has agreed to provide the registration rights set forth in this Agreement to induce the Initial Parties to enter into the Subscription Agreement and the Stock Purchase Agreement, respectively.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.             Definitions.  As used herein, the following terms shall have the following meanings.

“Affiliate” shall mean, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“BRS” has the meaning set forth in the introductory paragraph hereof.

“BRS Registrable Securities” means (i) any Common Units issued or issuable to BRS, Frist or Tibrea pursuant to the Subscription Agreement, (ii) any Common Units or other common equity securities of the LLC subsequently acquired by BRS, any of its Affiliates, Frist or Tibrea, and (iii) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of recapitalization, merger, consolidation or other reorganization, including a recapitalization or exchange.  As to any particular BRS Registrable Securities, such securities shall cease to be BRS Registrable Securities when they have been (x) distributed to the public pursuant to an offering registered under the Securities Act, (y) sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), or (z) acquired by any Executive.  For purposes of this Agreement, a Person will be deemed to be a holder of BRS Registrable Securities whenever such Person has the right to acquire directly or indirectly such BRS Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Castle Harlan” has the meaning set forth in the introductory paragraph hereof.

“Castle Harlan Registrable Securities” means (i) any Common Units issued or issuable to Castle Harlan or Pittaway pursuant to the Subscription Agreement, (ii) any Common Units or other common equity securities of the LLC subsequently acquired by Castle Harlan, any of its Affiliates or Pittaway, and (iii) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of recapitalization, merger, consolidation or other reorganization, including a recapitalization or exchange.  As to any particular Castle Harlan Registrable Securities, such securities shall cease to be Castle Harlan Registrable Securities when they have been (x) distributed to the public pursuant to an offering registered under the Securities Act, (y) sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), or (z) acquired by any Executive.  For purposes of this Agreement, a Person will be deemed to be a holder of Castle Harlan Registrable Securities whenever such Person has the right to acquire directly or indirectly such Castle Harlan Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Class A Units” means the Class A-1 Units and the Class A-2 Units.

“Class A-1 Units” has the meaning set forth in the LLC Agreement.

“Class A-2 Units” has the meaning set forth in the LLC Agreement.

“Class B Units” has the meaning set forth in the LLC Agreement.

“Class C Units” has the meaning set forth in the LLC Agreement.

“Common Units” means the Class A Units, the Class B Units and the Class C Units.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Registrable Securities” means (i) any Common Units or other common equity securities of the LLC acquired by the Executives, and (ii) any securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of recapitalization, merger, consolidation or other reorganization, including a recapitalization or exchange; provided, that if any such Common Units, common equity securities or other securities are subject to vesting pursuant to the terms of any Executive Subscription Agreement or any other agreement between the LLC or any of its Subsidiaries and the Executive, such Common Units, common equity securities or other securities shall be Executive Registrable Securities only if, and only to the extent that, they have vested pursuant to the terms of such agreement.  As to any particular Executive Registrable Securities, such securities shall cease to be Executive Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

“Executive Subscription Agreement” means any Executive Subscription Agreement, entered into after the date hereof, by and between the LLC and a certain Executive, as in effect from time to time, by which the LLC issues, and such Executive acquires, a number of the LLC’s Class B Units and/or Class C Units.

“Investor Registrable Securities” means (i) any Common Units issued or issuable (A) to Bell Atlantic (including, without limitation, Common Units issued or issuable upon exercise of the Warrant (whether or not exercised)) or (B) to the Investors pursuant to the Subscription Agreement, (ii) any Common Units or other common equity securities of the LLC subsequently acquired by Bell Atlantic or the Investors, and (ii) any securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) or (ii) above by way of recapitalization, merger, consolidation or other reorganization, including a recapitalization or exchange.  As to any particular Investor Registrable Securities, such securities shall cease to be Investor Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).  For purposes of this Agreement, a Person will be deemed to be a holder of Investor Registrable Securities whenever such Person has the right to acquire directly or indirectly such Investor Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of McCormick & Schmick Holdings, LLC, dated as of the date hereof, by and among the LLC and each of the Initial Parties, as in effect from time to time.

“Members” has the meaning set forth in the introductory paragraph hereof.

“Members Agreement” means that certain Members Agreement, dated as of the date hereof, by and among the LLC and each of the Initial Parties, as in effect from time to time.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof

“Registrable Securities” means, collectively, (i) BRS Registrable Securities, (ii) Castle Harlan Registrable Securities, (iii) Executive Registrable Securities and (iv) Investor Registrable Securities.

“Registration Expenses” means (i) all expenses incident to the LLC’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the LLC and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the LLC, transfer taxes, fees of transfer agents and registrars and fees of the National Association of Securities Dealers, Inc. and (ii) the reasonable fees and disbursements of one counsel for the holders of Registrable Securities, which counsel shall be chosen by the Required Holders, and counsel for BRS or Castle Harlan if its counsel is not counsel to the holders of Registrable Securities.

“Required Holders” means, as of any date, the approval, request or consent of both of (i) the holders of a majority of the BRS Registrable Securities and (ii) the holders of a majority of the Castle Harlan Registrable Securities.

“Rule 144” means Rule 144 under the Securities Act (or any similar rule then in force).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscription Agreement” has the meaning set forth in the first Whereas clause hereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director, general partner or similar controlling Person of such limited liability company, partnership, association or other business entity.

“Transaction Documents” means the following agreements:  this Agreement, the LLC Agreement, the Members Agreement, the Subscription Agreement and the Stock Purchase Agreement.

2.             Demand Registrations.

(a)           Requests for Registration.  At any time and from time to time, (i) the holders of a majority of the BRS Registrable Securities may request registration, whether underwritten or otherwise, under the Securities Act of all or part of the Registrable Securities held by such holders, and (ii) the holders of a majority of the Castle Harlan Registrable Securities may request registration, whether underwritten or otherwise, under the Securities Act of all or part of the Registrable Securities held by such holders, in each case on Form S-1 or any similar long-form registration (collectively, “Long-Form Registrations”) or on Form S-2 or S-3 (including pursuant to Rule 415 under the Securities Act (a “415 Registration”)) or any similar short-form registration (collectively, “Short-Form Registrations”), if available; provided, however, that, on or prior to December 31, 2007, the initial public offering of the LLC may be requested by a Demand Registration only if such registration is requested by the Required Holders.  Each request for a Long-Form Registration or Short-Form Registration shall specify the approximate number of Registrable Securities requested to be registered.  Within 10 days after receipt of any such request for a Long-Form Registration or Short-Form Registration, the LLC will give written notice of such requested registration to all other holders of Registrable Securities and will include (subject to Sections 2(d) and 8 of this Agreement) in such registration, all Registrable Securities with respect to which the LLC has received written requests for inclusion therein within 30 days after the receipt by such holders of the LLC’s notice; provided, however, that Executive Registrable Securities shall be included in the initial public offering of the LLC only if, and only to the extent that, the managing underwriters advise the LLC in writing that in their opinion such Executive Registrable Securities can be sold therein without adversely affecting the marketability of the offering.  All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations.”

(b)           Long-Form Registrations.  Each of the holders of a majority of the BRS Registrable Securities and the holders of a majority of the Castle Harlan Registrable Securities will be entitled to request up to three Long-Form Registrations with respect to the Registrable Securities held by such holders in which the LLC will pay all Registration Expenses (the “Company-Paid Long-Form Registrations”).  A registration will not count as a Company-Paid Long-Form Registration until it has become effective and unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration.  Regardless of whether any Company-Paid Long-Form Registration becomes effective or counts as one of the permitted Company-Paid Long-Form Registrations, the LLC will pay all Registration Expenses incurred in connection with any registration initiated as a Company-Paid Long-Form Registration.

(c)           Short-Form Registrations.  In addition to the Company-Paid Long-Form Registrations provided pursuant to Section 2(b), each of the holders of the BRS Registrable Securities and the holders of the Castle Harlan Registrable Securities will be entitled to request an unlimited number of Short-Form Registrations with respect to the Registrable Securities held by such holders in which the LLC will pay all Registration Expenses, regardless of whether any such Short-Form Registration becomes effective.  Demand Registrations (other than 415 Registrations) will be Short-Form Registrations whenever the LLC is permitted to use any applicable short form.  After the LLC has become subject to the reporting requirements of the Exchange Act, the LLC will use its best efforts to make Short-Form Registrations available for the sale of the Registrable Securities.

(d)           Priority on Demand Registrations.  The LLC will not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the holders of at least a majority of the Registrable Securities initially requesting such registration.  If a Demand Registration is an underwritten offering and the managing underwriters advise the LLC in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, that can be sold therein without adversely affecting the marketability of the offering, the LLC will include in such registration (i) first, the number of Registrable Securities requested to be included in such registration pro rata, if necessary, among the holders of Registrable Securities based on the number of Registrable Securities requested to be included therein by each such holder and (ii) second, subject to the first sentence of this Section 2(d), any other securities of the LLC requested to be included in such registration pro rata, if necessary, on the basis of the number of such other securities requested to be included therein by each such holder.

(e)           Restrictions on Demand Registrations.  The LLC will not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration for Registrable Securities, unless the Required Holders otherwise agree.  The LLC may postpone for no more than 120 days in each 360-day period the filing or the effectiveness of a registration statement for a Demand Registration if both the LLC’s board of advisors (in its reasonable good faith judgment) and the Required Holders determine that such Demand Registration might reasonably be expected to have an adverse effect on any proposal or plan to engage in, or to cause the LLC to disclose confidential information regarding, any acquisition or disposal of stock or assets or any merger, consolidation, tender offer, financing or similar transaction; provided, that, in such event, the holders of Registrable Securities requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration and the LLC will pay all Registration Expenses in connection with such registration.

(f)            Selection of Underwriters.  In the case of a Demand Registration for an underwritten offering, the LLC will have the right to select the investment banker(s) and manager(s) to administer the offering, which investment banker(s) and manager(s) shall be nationally recognized and reasonably acceptable to the holders of a majority of the Registrable Securities initially requesting such registration.

(g)           Other Registration Rights.  Except for the rights provided in this Agreement, the LLC will not grant to any Persons the right to request the LLC to register any of its equity securities or any securities convertible or exchangeable into or exercisable for such securities without the prior written consent of Required Holders; provided, that if the LLC grants any such right to request the LLC to register such securities to any Person and BRS and Castle Harlan have the right to participate in any such registration, the Initial Parties (other than BRS and Castle Harlan) shall also have the right to participate in such a registration on the same terms and conditions as BRS and Castle Harlan.

3.             Piggyback Registrations.

(a)           Right to Piggyback.  Whenever the LLC proposes to make a primary offering of its equity securities or securities convertible or exchangeable into such securities and to register such securities under the Securities Act (other than (i) pursuant to a Demand Registration to which the provisions of Section 2 hereof shall apply, (ii) a registration statement on Form S-8 or S-4 or any successor form or (iii) in connection with a registration the primary purpose of which is to register debt securities (i.e., in connection with a so-called “equity kicker”)), and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the LLC will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration.  The LLC shall include in any such registration by it all Registrable Securities with respect to which it has received written requests for inclusion therein within 30 days after the receipt by such holders of the LLC’s notice; provided, however, that Executive Registrable Securities shall be included in the initial public offering of the LLC only if, and only to the extent that, the managing underwriters advise the LLC in writing that in their opinion such Executive Registrable Securities can be sold therein without adversely affecting the marketability of the offering.

(b)           Piggyback Expenses.  The Registration Expenses of the holders of Registrable Securities will be paid by the LLC in all Piggyback Registrations involving Registrable Securities, regardless of whether any such registration becomes effective.

(c)           Priority on Piggyback Registrations.  If a Piggyback Registration is an underwritten offering and the managing underwriters advise the LLC in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, the LLC will include in such registration (i) first, the securities that the LLC proposes to sell, (ii) second, the number of Registrable Securities requested to be included in such registration pro rata, if necessary, among the holders of Registrable Securities based on the number of Registrable Securities requested to be included therein by each such holder, and (iii) third, subject to Section 2(g) hereof, any other securities of the LLC requested to be included in such registration pro rata, if necessary, on the basis of the number of such other securities requested to be included therein by each such holder.

(d)           Selection of Underwriters.  If any Piggyback Registration is an underwritten offering, the LLC will have the right to select the investment banker(s) and manager(s) to administer the offering, which investment banker(s) and manager(s) shall be nationally recognized and reasonably acceptable to the Required Holders.

(e)           Other Registrations.  If the LLC has previously filed a registration statement with respect to the Registrable Securities pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the LLC shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Forms S-4 or S-8 or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration, unless the Required Holders otherwise agree.

4.             Holdback Agreements.

(a)           To the extent not inconsistent with applicable law, each holder of Registrable Securities hereby agrees not to effect any public sale or distribution (including, without limitation, sales pursuant to Rule 144) of equity securities of the LLC or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period (or, after the initial public offering of the LLC, the 90-day period) beginning on the effective date of any Demand Registration (other than a 415 Registration) or Piggyback Registration for a public offering to be underwritten on a firm commitment basis in which the Registrable Securities are included (except as part of such underwritten registration) if such holder has received written notice of such registration at least 5 days prior to such effective date, unless (i) the underwriters managing the registered public offering otherwise agree and (ii) the Required Holders otherwise agree.

(b)           The LLC agrees:  (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period (or, after the initial public offering of the LLC, the 90-day period) beginning on the effective date of any Demand Registration (other than a 415 Registration) or Piggyback Registration for Registrable Securities, in each case, to the extent involving a public offering to be underwritten on a firm commitment basis (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor forms), unless (A) the underwriters managing the registered public offering otherwise agree or (B) the Required Holders otherwise agree; (ii) to cause each holder of Registrable Securities and each other holder of at least 5% (on a fully diluted basis) of equity securities of the LLC or any securities convertible into or exchangeable or exercisable for such equity securities, purchased from the LLC at any time after the date hereof (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period if such holder has received written notice of such registration at least 5 days prior to such effective date (except as part of such underwritten registration, if otherwise permitted), unless (W) the underwriters managing the registered public offering otherwise agree or (X) the Required Holders otherwise agree; and (iii) to use its commercially reasonable efforts to cause each other holder of at least 1% (on a fully diluted basis) of, and each of the LLC’s or its Subsidiaries’ advisors, directors, and officers who hold, equity securities of the LLC or any securities convertible into or exchangeable or exercisable for such equity securities, purchased from the LLC or any other Person at any time after the date hereof (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless (Y) the underwriters managing the registered public offering otherwise agree or (Z) the Required Holders otherwise agree.

5.             Registration Procedures.  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the LLC will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the LLC will as expeditiously as possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the LLC will furnish to the counsel selected by the Required Holders copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than three years (or such shorter period of time as shall be necessary for the sale of the Registrable Securities) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)           furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)           if requested by the Required Holders in connection with any Demand Registration of Registrable Securities, use its commercially reasonable efforts to cause to be included in such registration Common Units or other equity securities having an aggregate value (based on the midpoint of the proposed offering price range specified in the registration statement used to offer such securities) of up to $15 million to be offered in a primary offering of the LLC’s securities contemporaneously with such offering of Registrable Securities;

(e)           use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the LLC will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (i.e., service of process that is not limited solely to securities law violations) in any such jurisdiction);

(f)            notify each seller of such Registrable Securities, at anytime when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading or any representations or warranties of the LLC contained in agreements contemplated by Section 5(i) cease to be true, and, at the request of any such seller, the LLC will promptly prepare and file, pursuant to Rule 424 under the Securities Act, a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(g)           cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the LLC are then listed and, if not so listed, to be listed on the Nasdaq National Market System (“Nasdaq Market”) and, if listed on the Nasdaq Market, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq “National Market System security” within the meaning of Rule 1 l Aa2-1 of the SEC or, failing that, to secure Nasdaq Market authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers;

(h)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i)            enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

(j)            make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the LLC, and cause the managers, officers, members, employees and independent accountants of the LLC to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(k)           otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the first full calendar quarter of the LLC after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(l) permit any holder of Registrable Securities that, in such holder’s sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the LLC to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the LLC in writing, which in the reasonable judgment of such holder and its counsel should be included;

(m)          in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, or, in either case, the initiation or the threatening of any such proceeding, the LLC will use its reasonable best efforts promptly to obtain the withdrawal of such order;

(n)           use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(o)           obtain a “cold comfort” letter from the independent public accountants of the LLC in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the holders of a majority of the Registrable Securities being sold reasonably request.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the LLC and if, in its sole and exclusive judgment, such holder is or might be deemed to be a controlling Person of the LLC, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the LLC in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the LLC’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the LLC or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided, that with respect to this clause (ii) such holder shall furnish to the LLC such legal opinions as the LLC’s board of advisors shall reasonably request to such effect, which opinion of counsel shall be reasonably satisfactory to the LLC.

6.             Registration Expenses.

(a)           All Registration Expenses shall be borne by the LLC with respect to any primary registration, proposed or otherwise, of its securities.

(b)           To the extent Registration Expenses are not required to be paid by the LLC pursuant to Section 2(b) or (c) or as otherwise set forth herein, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

7.             Indemnification.

(a)           The LLC agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its managers, members, partners, officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses, joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder, manager, member, director, officer or controlling Person for any legal or other expenses reasonably incurred by such holder, manager, member, director, officer or controlling Person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the LLC by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the LLC has furnished such holder with a sufficient number of copies of the same.  In connection with an underwritten offering, the LLC will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)           In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the LLC in writing such information and affidavits as the LLC reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the LLC in connection with any registration of Registrable Securities, and its managers, members, directors and officers and each Person who controls the LLC against any losses, claims, damages, liabilities and expenses, joint or several, resulting from any untrue or alleged untrue statement of material fact contained in such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use therein; provided, that the obligation to indemnify will be individual (not joint and several) to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)           Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (plus one firm of local counsel in each applicable jurisdiction) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)           The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any manager, member, officer, partner, director or controlling Person of such indemnified party and will survive the transfer of securities.

(e)           If a court of competent jurisdiction holds that the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Members to purchase Registrable Securities pursuant to the Subscription Agreement and, in the case of Bell Atlantic, to enter into the Stock Purchase Agreement) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Members to purchase Registrable Securities pursuant to the Subscription Agreement and, in the case of Bell Atlantic, to enter into the Stock Purchase Agreement) but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything to the contrary in this Section 7, no holder shall be required, pursuant to this Section 7, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of securities in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

8.  Participation in Underwritten Registrations.  No Person may participate in any registration hereunder that is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the LLC or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the LLC or the underwriters with respect thereto (except as otherwise provided in paragraph 7 hereof); provided, further, that, with respect to the subject matter of Section 4(a), no holder of Registrable Securities shall be required to undertake obligations under this Section 8 that are more onerous than the obligations of each holder of Registrable Securities under Section 4(a) hereof

9.  Rule 144 Reporting.  With a view to making available to the holders of Registrable Securities the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the LLC agrees to use its best efforts to:

(a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

(b)           file with the SEC, in a timely manner, all reports and other documents required under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and

(c)           so long as any party hereto owns any Registrable Securities, furnish to such Person forthwith upon request a written statement as to its compliance with the reporting requirements of said Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the LLC for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of its most recent annual or quarterly report; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

10.  Notices.  All notices, demands and other communications to be given or delivered under or by reason of provisions under this Agreement (a) shall be in writing, (b) must be delivered via a nationally recognized overnight delivery service (delivery charges prepaid) or via facsimile along with written confirmation, and (c) shall be effective only upon actual receipt by the recipient.  All such notices, demands and other communications shall be sent (i) in the case of any Member, to the addresses or facsimile numbers set forth in Schedule I hereto or to such other addresses or facsimile numbers as have been supplied in writing to the LLC and (ii) in the case of the LLC, to care of Castle Harlan with a copy to BRS.

11.           Miscellaneous.

(a)           No Inconsistent Agreements.  Without the prior written consent of the Required Holders, the LLC will not enter into any agreement that is inconsistent with or violates or impairs the rights granted to the holders of Registrable Securities in this Agreement.

(b)           Remedies.  Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(c)           Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the LLC and the Required Holders; provided, that any such amendment or waiver that adversely affects one Member and is prejudicial to such Member relative to all other Members cannot be effected without the consent of such Member.  For the avoidance of doubt, the addition to this Agreement of another party who both becomes a member of the LLC pursuant to the terms and conditions of the LLC Agreement and executes a joinder in the form attached hereto as Exhibit A is not an action that, in and of itself, requires an amendment to this Agreement.

(d)           Successors and Assigns.  All rights, covenants and agreements in this Agreement by or on behalf of any of the parties hereto (including, without limitation, the LLC) will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  In addition, whether or not any express assignment has been made, the provisions of this Agreement that are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities so long such subsequent holder (i) acquired such Registrable Securities in accordance with the LLC Agreement and the Members Agreement, (ii) became a member of the LLC in accordance with the terms and conditions of the LLC Agreement and (iii) agreed in writing to be bound by the terms hereof.

(e)           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(f)            Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(g)           Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(h)           Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement and the other Transaction Documents embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

(i)            Governing Law.  All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(j)            Jurisdiction and Venue.  ALL JUDICIAL PROCEEDINGS BROUGHT BY OR AGAINST THE LLC OR THE MEMBERS WITH RESPECT TO THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK.  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE LLC AND EACH MEMBER ACCEPT FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS OR HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  THE LLC AND EACH MEMBER HEREBY WAIVE ANY CLAIM THAT SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

(k)           Waiver of Jury Trial.  THE LLC AND EACH MEMBER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION OR ENFORCEMENT THEREOF.  THE LLC AND EACH MEMBER AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.

MCCORMICK & SCHMICK HOLDINGS, LLC

By:	/s/ DOUGLAS L. SCHMICK
Its:	President

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

By:	BRSE, L.L.C.
Its:	General Partner

By:	/s/ STEPHEN F. EDWARDS
Its:

CASTLE HARLAN PARTNERS III, L.P.

By:	Castle Harlan, Inc.
Its:	Investment Manager

By:	/s/ DAVID B. PITTAWAY
Its:

/s/ STEPHEN F. EDWARDS
Julie Frist

/s/ STEPHEN F. EDWARDS
Marilena Tibrea

/s/ DAVID B. PITTAWAY
David B. Pittaway

MELLON BANK, N.A., solely in its capacity as Trustee for The Bell Atlantic Master Trust (as directed by Verizon Investment Management Corp.), and not in its individual capacity

By:	/s/ CAROLE BRUNO
Its:	Authorized Signatory

BANCBOSTON CAPITAL INC.

By:	/s/ JASON HURD
Its:	Vice President

IBJ WHITEHALL CAPITAL CORPORATION

By:	/s/ KEVIN P. FLAVEY
Its:

/s/ RICHARD F. BURKE, JR.
Richard F. Burke, Jr.

/s/ ROBERT A. ENGEL
Robert A. Engel

/s/ MARY PRICE GAY
Mary Price Gay

/s/ ELLIOTT H. JONES
Elliott H. Jones

/s/ PHILLIP KRALL
Phillip Krall

/s/ H. CONRAD MEYER
H. Conrad Meyer

/s/ CHARLES G. PHILLIPS
Charles G. Phillips

PHILLIPS FAMILY FOUNDATION

By:	/s/ CHARLES G. PHILLIPS
Its:

By:	/s/ CANDACE R. PHILLIPS
Its:

/s/ CRAIG J. PISANI
Craig J. Pisani

/s/ JAMES R. RAITH, JR.
James R. Raith, Jr.

/s/ TOM STEIGLEHNER
Tom Steiglehner

SCHEDULE I

LIST OF MEMBERS

Initial Parties:
Bruckmann, Rosser, Sherrill & Co. II, L.P.		With copies (which shall not constitute notice) to:
126 East 56th Street
New York, NY 10022		Kirkland & Ellis
Facsimile:	(212) 521-3799	Citigroup Center
Attention:	Harold O. Rosser	153 East 53rd Street
	Rice Edmonds	New York, NY 10022
	Jamie Moore	Facsimile:	(212) 446-4900
		Attention:	Kimberly P. Taylor

Castle Harlan Partners III, L.P.		With copies (which shall not constitute notice) to:
150 East 58th St.,
New York, NY 10155		Schulte Roth & Zabel LLP
Facsimile:	(212) 207-8042	919 Third Avenue
Attention:	David B. Pittaway	New York, NY 10022
	Justin Wender	Facsimile:	(212) 593-5955
		Attention:	Michael R. Littenberg

Julie Frist		With copies (which shall not constitute notice) to:
c/o Bruckmann, Rosser, Sherrill & Co. II, L.P.
126 East 56th Street		Kirkland & Ellis
New York, NY 10022		Citigroup Center
Facsimile:	(212) 521-3799	153 East 53rd Street
Attention:	Julie Frist	New York, NY 10022
		Facsimile:	(212) 446-4900
		Attention:	Kimberly P. Taylor

Marilena Tibrea		With copies (which shall not constitute notice) to:
c/o Brockman, Rosser, Sherrill & Co. II, L.P.
126 East 56th Street		Kirkland & Ellis
New York, NY 10022		Citigroup Center
Facsimile:	(212) 521-3799	153 East 53rd Street
Attention:	Marilena Tibrea	New York, NY 10022
		Facsimile:	(212) 446-4900
		Attention:	Kimberly P. Taylor

David B. Pittaway		With copies (which shall not constitute notice) to
c/o Castle Harlan Partners III, L.P.
150 East 58th St.,		Schulte Roth & Zabel LLP
New York, NY 10155		919 Third Avenue
Facsimile:	(212) 207-8042	New York, NY 10022
Attention:	David B. Pittaway	Facsimile:	(212) 593-5955
		Attention:	Michael R. Littenberg

Bell Atlantic Master Trust		With copies (which shall not constitute notice) to:
c/o Mellon Bank, N.A.
One Mellon Bank Center		Ropes & Gray
Room 3346		One International Place
Pittsburgh, Pennsylvania 15258-001		Boston, Massachusetts 02110
Facsimile:	(412) 236-4225	Facsimile:	(617) 951-7050
Attention:	Francis Walton	Attention:	Ann Milner

Verizon Investment Management Corp.
695 Main Street
Suite 600
Stamford, Connecticut 06901
		Facsimile:	(203) 965-3300
		Attention:	Conrad Francis

Verizon Investment Management Corp.
695 Main Street
Suite 600
Stamford, Connecticut 06901
		Facsimile:	(203) 965-2243
		Attention:	Bruce Franzese

BancBoston Capital Inc.		With copies (which shall not constitute notice) to:
175 Federal Street
10th floor		BancBoston Capital Inc.
Boston, MA 02110		175 Federal Street
Fax: (617) 434-1153		10th floor
Attention:	Jason Hurd	Boston, MA 02110
Fax: (617) 434-1153
		Attention:	Deirdre A. Cunnane

IBJ Whitehall Capital Corporation		With a copy (which shall not constitute notice) to:
One State Street
New York, NY 10004		Sonnenschein Nath & Rosenthal
Facsimile:	(212) 858-2400	1221 Avenue of the Americas, 24th Floor
Attention:	Kevin Falvey	New York, NY 10020-1089
		Facsimile:	(212) 768-6800
		Attention:	Clement B. Wood

Richard F. Burke, Jr.
c/o Gleacher & Co.
660 Madison Avenue
New York, NY 10021
Facsimile:	(212) 418-4598

Robert A. Engel		With a copy (which shall not constitute notice) to:
c/o Gleacher & Co.
660 Madison Avenue		Robert A. Engel
New York, NY 10021		100 Upper Mountain Avenue
Facsimile:	(212) 418-4598	Montclair, NJ 07042

Mary Price Gay c/o Gleacher & Co. 660 Madison Avenue New York, NY 10021 Facsimile: (212) 418-4598

Elliott H. Jones c/o Gleacher & Co. 660 Madison Avenue New York, NY 10021 Facsimile: (212) 418-4598

Phillip Krall c/o Gleacher & Co. 660 Madison Avenue New York, NY 10021 Facsimile: (212) 418-4598

H. Conrad Meyer c/o Gleacher & Co. 660 Madison Avenue New York, NY 10021 Facsimile: (212) 418-4598

Charles G. Phillips c/o Gleacher & Co. 660 Madison Avenue New York, NY 10021 Facsimile: (212) 418-4598

Phillips Family Foundation c/o Gleacher & Co. 660 Madison Avenue New York, NY 10021 Facsimile: (212) 418-4598

Craig J. Pisani c/o Gleacher & Co. 660 Madison Avenue New York, NY 10021 Facsimile: (212) 418-4598

James R. Raith, Jr. c/o Gleacher & Co. 660 Madison Avenue New York, NY 10021 Facsimile: (212) 418-4598

Torn Steiglehner c/o Gleacher & Co. 660 Madison Avenue New York, NY 10021 Facsimile: (212) 418-4598

EXHIBIT A

FORM OF JOINDER TO

REGISTRATION RIGHTS AGREEMENT

THIS JOINDER to the Registration Rights Agreement, dated as of                       , 2001, by and among McCormick & Schmick Holdings, LLC, a Delaware limited liability company (the “LLC”), and certain Parties (the “Agreement”), is made and entered into as of                 by and between the LLC and                                     (“Holder”).  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, Holder has acquired certain Common Units, and the Agreement contemplates that Holder, as a holder of Registrable Securities, may be entitled to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.             Agreement to be Bound.  Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a holder of [Investor Registrable Securities/Executive Registrable Securities] for all purposes thereof.  In addition, Holder hereby agrees that all Common Units held by Holder shall be deemed [Investor Registrable Securities/Executive Registrable Securities] for all purposes of the Agreement.

2.             Successors and Assigns.  Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the LLC and its successors and assigns and Holder and any subsequent holders of Common Units and the respective successors and assigns of each of them, so long as they hold any Common Units.

3.             Counterparts.  This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4.             Notices.  For purposes of Section 10 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]

[Address]

[Facsimile Number]

5.             Governing Law.  All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New

York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

6.             Jurisdiction and Venue.  ALL JUDICIAL PROCEEDINGS BROUGHT BY OR AGAINST THE LLC OR THE HOLDER WITH RESPECT TO THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK IN  THE STATE OF NEW YORK.  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE LLC AND THE HOLDER ACCEPT FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS OR HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  THE LLC AND THE HOLDER HEREBY WAIVE ANY CLAIM THAT SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

7.             Waiver of Jury Trial.  THE LLC AND THE HOLDER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION OR ENFORCEMENT THEREOF.  THE LLC AND THE HOLDER AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

8.             Descriptive Headings.  The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

MCCORMICK & SCHMICK HOLDINGS, LLC

By:
Name:
Title:

[HOLDER]

By: